EXHIBIT 10.7
COLEMAN CABLE, INC.
LONG-TERM INCENTIVE PLAN
SECTION 1
GENERAL
     1.1. Purpose. The Coleman Cable, Inc. Long-Term Incentive Plan (the “Plan”) has been established by Coleman Cable, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.
     1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.
     1.3. Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 3 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7).
SECTION 2
OPTIONS
     2.1. Definitions. The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an incentive stock option (an “ISO”) or a non-qualified option (an “NQO”), as determined in the discretion of the Committee. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.
     2.2. Exercise Price. The “Exercise Price” of each Option granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted. The Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).
     2.3. Exercise. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall an Option expire later than ten years after the date of its grant.

     2.4. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:
(a)	Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).
(b)	Subject to applicable law, the Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee (including shares otherwise distributable pursuant to the exercise of the Option), and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee; provided that, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this paragraph (b) shall be limited to shares held by the Participant for not less than six months prior to the payment date.
(c)	Subject to applicable law, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.
     2.5. No Repricing. Except for either adjustments pursuant to paragraph 3.2(e) (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option with a lower exercise price.
SECTION 3
OPERATION AND ADMINISTRATION
     3.1. Effective Date. Subject to the approval of the shareholders of the Company, the Plan shall be effective as of October 5, 2006 (the “Effective Date”); provided, however, that Awards may be granted contingent on approval of the Plan by the shareholders of the Company. In the event of Plan termination, the terms of the Plan shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.
     3.2. Shares and Other Amounts Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:
(a)	The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or, to the extent permitted by applicable law, currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)	Subject to the following provisions of this subsection 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 1,650,000 shares of Stock.
(c)	Only shares of Stock, if any, actually delivered to the Participant or beneficiary on an unrestricted basis with respect to an Award shall be treated as delivered for purposes of the determination under paragraph (b) above, regardless of whether the Award is denominated in Stock or cash. Consistent with the foregoing:
(i)	To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered on an unrestricted basis (including, without limitation, by reason of the Award being settled in cash or used to satisfy the applicable tax withholding obligation), such shares shall not be deemed to have been delivered for purposes of the determination under paragraph (b) above.

(ii)	If the exercise price of any Option granted under the Plan or any Prior Plan, or the tax withholding obligation with respect to any Award granted under the Plan or any Prior Plan, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the number of shares of Stock available for delivery under the Plan.
(d)	Subject to paragraph 3.2(e), the following additional maximums are imposed under the Plan.
(i)	The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 1,650,000 shares.

(ii)	The maximum number of shares that may be covered by Awards granted to any one Participant during any one calendar-year period pursuant to Section 2 (relating to Options) shall be 500,000 shares.
(e)	In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that the amount of such payment may be the excess of value of the Stock subject to the Option at the time of the transaction over the exercise price).
     3.3. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:
(a)	Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.
(b)	To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
     3.4. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns; or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan, provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).
     3.5. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to subsection 2.5 (relating to repricing), Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the provisions of subsection 2.2, Options granted under the Plan in replacement for awards under plans and arrangements of the Company, Subsidiaries, or other companies that are assumed in business combinations may provide for exercise prices that are less than the Fair Market Value of the Stock at the time of the replacement grants, if the Committee determines that such exercise price is appropriate to preserve the economic benefit of the award.
     3.6. Dividends and Dividend Equivalents. An Award may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.
     3.7. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment or distribution, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.
     3.8. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.
     3.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.
     3.10. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.
     3.11. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

     3.12. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.
     3.13. Limitation of Implied Rights.
(a)	Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
(b)	The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.
     3.14. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
SECTION 4
CHANGE IN CONTROL
     Subject to the provisions of paragraph 3.2(e) (relating to the adjustment of shares), the occurrence of a Change in Control shall have the effect, if any, with respect to any Award as set forth in the Award Agreement or, to the extent not prohibited by the Plan or the Award Agreement, as provided by the Committee.
SECTION 5
COMMITTEE
     5.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 5. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are not employees of the Company or any Subsidiary. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

     5.2. Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:
(a)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to amend, cancel, or suspend Awards.
(b)	To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.
(c)	The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
(d)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.
(e)	In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.
(f)	The Committee shall take such actions as it determines to be necessary or appropriate with respect to this Plan, and the Awards granted under the Plan, to avoid acceleration of income recognition or imposition of penalties under Code section 409A.
     5.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
     5.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 6
AMENDMENT AND TERMINATION
     The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and further provided that adjustments pursuant to paragraph 3.2(e) shall not be subject to the foregoing limitations of this Section 6; and further provided that the provisions of subsection 2.5 (relating to repricing) cannot be amended unless the amendment is approved by the Company’s stockholders.
SECTION 7
DEFINED TERMS
     In addition to the other definitions contained herein, the following definitions shall apply:
(a)	Award. The term “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options.
(b) Board. The term “Board” means the Board of Directors of the Company.
(a)	Change in Control. “Change in Control” shall have the meaning given in a Participant’s individual Award Agreement.
(c)	Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.
(d)	Eligible Employee. The term “Eligible Employee” means any employee of the Company or a Subsidiary. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee first performs such services.
(e)	Fair Market Value. Except as otherwise provided by the Committee, for purposes of determining the “Fair Market Value” of a share of Stock as of any date, the following rules shall apply:
(i)	If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the mean between the lowest and highest reported sale prices of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

(ii)	If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the mean between the highest bid and lowest asked prices for the Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

(iii)	If the day is not a business day, and as a result, paragraphs (i) and (ii) above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day. If paragraphs (i) and (ii) above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.
(f)	Stock. The term “Stock” means shares of common stock of the Company.
(g)	Subsidiaries. For purposes of the Plan, the term “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.
****